UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: September 18, 2019
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
P.O. Box 619100
Dallas, TX
75261-9100
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMB	New York Stock Exchange
0.625% Notes due 2024	KMB24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

(a)
On September 18, 2019, the Board of Directors (the “Board”) of Kimberly-Clark Corporation (the “Corporation”) elected Mark T. Smucker, 49, as an independent member of the Board, and also appointed him to the Board’s Audit Committee, effective immediately. In connection with the appointment of Mr. Smucker, the size of the Board will be increased from fourteen to fifteen members. Mr. Smucker is the Chief Executive Officer and Director of The J.M. Smucker Company, a food, beverage and pet food products company. Mr. Smucker will participate in the outside director compensation programs described under “Director Compensation” in the Corporation’s proxy statement filed with the SEC on March 8, 2019.

A copy of the news release announcing the election of Mr. Smucker to the Board is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

99.1    News release issued by Kimberly-Clark Corporation on September 18, 2019.
101    Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104    The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	September 18, 2019	By:	/s/ Grant B. McGee
Grant B. McGee Vice President and Secretary